UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2018

ICHOR HOLDINGS, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37961	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3185 Laurelview Ct.

Fremont, California 94538

(Address of principal executive offices, including Zip Code)

(510) 897-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01  Entry into a Material Definitive Agreement

On February 14, 2018, Ichor Holdings, LLC (“Ichor Holdings”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with, Ichor Systems, Inc., Precision Flow Technologies, Inc., Ajax‑United Patterns & Molds, Inc., Cal‑Weld, Inc., Talon Innovations Corporation, and Talon Innovations (FL) Corporation as borrowers, Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders, which replaced in its entirety that certain Credit Agreement, dated as of August 11, 2015, by and among Ichor Holdings, Ichor Systems, Inc., Precision Flow Technologies, Inc., Ajax‑United Patterns & Molds, Inc., Cal‑Weld, Inc., Talon Innovations Corporation and Talon Innovations (FL) Corporation as borrowers, Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders. The Credit Agreement governs the Company’s credit facility and increased the Company’s revolving credit facility to $125 million and its term loan facility to $175 million. The Credit Agreement decreases the applicable interest rate for borrowings under the term loan facility and revolving facility by 25 basis points and extends the maturity from August 2020 to February 2023. Additionally, the Credit Agreement (i) increases Ichor Holdings’ maximum leverage ratio to 3.0x and (ii) changes the leverage ratios such that Ichor Holdings is not required to use excess cash flow to prepay amounts owed under the credit facility when its leverage ratio is less than 2.0x.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01  Other Events

The board of directors of Ichor Holdings, Ltd. (the “Company”) authorized a share repurchase program up to $50 million effective immediately under which the Company may repurchase its ordinary shares in the open market or through privately negotiated transactions, depending on market conditions and other factors. The Company intends to conduct any open market share repurchases in compliance with the safe harbor provisions of Rule 10b‑18 of the Exchange Act. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of its shares, and repurchases may be commenced or suspended from time to time without prior notice.

A copy of the press release announcing the foregoing actions is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1

Amended and Restated Credit Agreement, dated as of February 14, 2018, by and among Ichor Holdings, LLC, Ichor Systems, Inc., Precision Flow Technologies, Inc., Ajax‑United Patterns & Molds, Inc., Cal‑Weld, Inc., Talon Innovations Corporation, and Talon Innovations (FL) Corporation as borrowers, Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders.

99.1	Press Release, dated February 15, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ICHOR HOLDINGS, LTD.

Date: February 15, 2018	/s/ Jeffrey Andreson
Name: Jeffrey Andreson
Title: Chief Financial Officer